Exhibit 99.1

OAKTREE ACQUISITION CORP. III LIFE SCIENCES

PROFORMA UNAUDITED BALANCE SHEET

OCTOBER 30, 2024

	October 25, 2024	Pro Forma Adjustments (Unaudited)		As Adjusted (Unaudited)
Assets
Current assets
Cash	$2,000,000	4	(7)	$2,000,004
Prepaid expenses	81,800	—		81,800

Total current assets	2,081,800	4		2,081,804
Cash held in Trust Account	175,000,000	16,990,290	(1)	191,990,290
		339,810	(3)
		(339,806)	(2)
		(4)	(7)

Total assets	$177,081,800	16,990,294		$194,072,094

Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit
Current liabilities:
Accrued offering costs	$575,651	—		$575,651
Accrued expenses	64,168	—		64,168
Over-allotment liability	268,690	(268,690)	(5)	—
Promissory note—related party	251,230	—		251,230

Total current liabilities	1,159,739	(268,690)		891,049
Deferred legal fees	299,088	—		299,088
Deferred underwriting fee	6,125,000	594,660	(2)	6,719,660

Total liabilities	7,583,827	325,970		7,909,797

Commitments and Contingencies
Class A ordinary shares subject to possible redemption, $0.0001 par value; 300,000,000 shares authorized; 17,500,000 issued and outstanding	175,000,000	16,971,261	(1)	191,990,290
		(339,425)	(2)
		(593,994)	(2)
		952,448	(6)
Shareholders’ Deficit:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—		—
Class A ordinary shares, $0.0001 par value; 300,000,000 shares authorized; 550,000 issued and outstanding (excluding 17,500,000 shares subject to possible redemption)	55	3	(3)	58
Class B ordinary shares, $0.0001 par value; 30,000,000 shares authorized; 5,031,250 shares issued and outstanding	503	(23)	(4)	480
Additional paid-in capital	—	19,029	(1)	—
		339,807	(3)
		(381)	(2)
		(666)	(2)
		(952,448)	(6)
		594,659	(8)
Accumulated deficit	(5,502,585)	94,781	(5)	(5,828,531)
		173,909	(5)
		23	(4)
		(594,659)	(8)

Total shareholders’ deficit	(5,502,027)	(325,966)		(5,827,993)

Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption, and Shareholders’ Deficit	$177,081,800	16,990,294		$194,072,094

See Note to Pro Forma Unaudited Balance Sheet.

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OAKTREE ACQUISITION CORP. III LIFE SCIENCES

NOTE TO PROFORMA UNAUDITED BALANCE SHEET

(unaudited)

NOTE 1 —CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Oaktree Acquisition Corp. III Life Sciences (the “Company”) as of October 25, 2024 adjusted for the closing of the underwriters’ partial overallotment option and related transactions, which occurred on October 30, 2024, as described below.

On October 25, 2024, the Company consummated an initial public offering (the “IPO”) of 17,500,000 units (the “Public Units”) at $10.00 per Public Unit, each Public Unit being comprised of one Class A ordinary shares, $0.0001 par value per share (the “Public Shares”) and one-fifth of one redeemable warrant, each whole warrant being exercisable for one Class A ordinary share at an exercise price of $11.50 (subject to adjustment, as described in the final prospectus relating to the IPO) (the “Public Warrants”). In connection with the IPO, the Company also consummated a private placement (the “Private Placement”) of units (the “Private Placement Units”) pursuant to which Oaktree Acquisition Holdings III LS, LLC (the “Sponsor”) purchased 550,000 Private Placement Units at $10.00 per Private Placement Units, each Private Placement Unit being comprised of one Class A ordinary share, $0.0001 par value per share (the “Private Placement Shares”) and one-fifth of one non-redeemable warrant, each whole warrant being exercisable for one Class A ordinary share at an exercise price of $11.50 (subject to adjustment, as described in the final prospectus relating to the IPO) (the “Private Placement Warrants” and together with the Public Warrants, the “Warrants”).

In connection with the IPO, the underwriters were granted a 45-day option from the date of the final prospectus related to the IPO (the “Over-Allotment Option”) to purchase up to 2,625,000 additional Units (the “Option Units”) to cover over-allotments, if any. On October 30, 2024, the underwriters partially exercised their Over-Allotment Option to purchase an additional 1,699,029 Option Units at a purchase price of $10.00 per Unit, generating additional gross proceeds of $16,990,290. The underwriters forfeited their option to purchase an additional 925,971 Option Units.

Simultaneously with the sale of the Option Units, the Sponsor purchased an additional 33,981 Private Placement Units at a purchase price of $10.00 per Private Placement Unit, generating additional gross proceeds of $339,810. As a result of the underwriters’ election to partially exercise their overallotment option, 231,492 Class B ordinary shares, $0.0001 par value per share, of the Company were forfeited by the Sponsor.

As of October 30, 2024, a total of $191,990,290 of the net proceeds from the IPO (including the Option Units) and the sale of the Private Placement Units were placed in the Trust Account.

Pro forma adjustments to reflect the exercise of the underwriters’ Over-Allotment Option and sale of the additional Private Placement Units are as follows:

	Pro forma entry
1	Cash held in Trust Account	16,990,290
	Class A ordinary shares subject to possible redemption		16,971,261
	Additional paid-in capital		19,029
	To record sale of 1,699,029 Overallotment Units at $10.00 per Unit.
2	Class A ordinary shares subject to possible redemption	339,425
	Additional paid-in capital	381
	Cash held in Trust Account		339,806
	Additional paid-in capital	666
	Class A ordinary shares subject to possible redemption	593,994
	Deferred underwriting compensation		594,660
	To record payment of cash & deferred underwriting fee on overallotment option.
3	Cash held in Trust Account	339,810
	Class A ordinary shares		3
	Additional paid-in capital		339,807
	To record the sale of private placement units at $10.00 per unit
4	Class B ordinary shares	23
	Additional paid-in capital		23
	To record forfeiture of 231,492 Class B ordinary shares.
5	Over-allotment option liability	268,690
	Change in FV of over-allotment liability		94,781
	Accumulated deficit		173,909
	To record the true up of the over-allotment option at the over-allotment close date and write-off the over-allotment option liability due to the forfeiture of the option by the underwriters.
6	Additional paid-in capital	952,448
	Class A ordinary shares subject to possible redemption		952,448
	Record accretion of ordinary shares subject to redemption an amount of $10.00 per share
7	Cash	4
	Cash held in Trust Account		4
	Record net cash amount and reconcile trust account
8	Accumulated deficit	594,659
	Additional paid-in capital		594,659
	Reclassify negative additional paid in capital to accumulated deficit

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